Exhibit 10.12

                              TERMINATION AGREEMENT


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                                       I.
                                     PARTIES


ON ONE SIDE

PANAMERICAN BEVERAGES, SA DE CV, a corporation organized and existing under the laws of the Republic of Mexico, with tax residence in Switzerland and an office at Bahnhofstrasse 21,6300 Zug, Switzerland.

Hereinafter referred to as the "PROPRIETOR".

and on the other side

PANAMCO BAJIO, SA DE CV ("BAJIO"), a corporation organized and existing under the laws of the Republic of Mexico, with offices at Boulevard Manuel Avila Camacho No. 40, piso 21, Colonia Lomas de Chapultepec, Mexico, D.F.

Hereinafter referred to as "LICENSEE".


                                       II.
                                   WITNESSETH

     WHEREAS, PROPRIETOR is the Registered Owner of the trademarks in the International Class 32 under the registration numbers 436643 RISCO, 455234 RISCO and DESIGN, 458791 WATER CONTAINER DESIGN (hereinafter referred to as the "Risco Trademarks") in the Republic of Mexico. The PROPRIETOR is also the Registered Owner of all other water trademarks as listed in Schedule A (attached hereto) in the Republic of Mexico. Together with the Risco Trademarks, all other water trademarks are collectively referred to as the "Purified Water Trademarks";

     WHEREAS, the Parties entered into a Trademark License Agreement with the effective date of January 1, 2003 (hereinafter "the Agreement"), pursuant to which LICENSEE received from PROPRIETOR an exclusive license to use and exploit the Purified Water Trademarks throughout the Bajio territory of the Republic of Mexico, as that territory is described in Appendix III of the "Contrato de Embotellador" executed by and between THE COCA-COLA COMPANY and LICENSEE on July 1, 1999, (hereinafter referred to as the "LICENSED TERRITORY") in connection with the manufacturing, marketing and sale of PURIFIED WATER for a term of ten years;

     WHEREAS, the parties mutually intend to exercise their rights under Clause 12 of the Agreement but only with respect to any rights granted by the Agreement to use or otherwise exploit the Purified Water Trademarks;


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                                      III.
                                     TERMS

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, the Parties agree as follows:

     1. Mutually agree to partially terminate the Agreement with respect to any portion thereof that relates to or otherwise grants any exclusive, transferable, sub-licensable right or license to fully use and/or exploit any Purified Water Trademark throughout the LICENSED TERRITORY in connection with the manufacturing, marketing and sale of PURIFIED WATER. Such termination shall be effective as of the close of business on March 12, 2003. Any notification for termination that may have been required under the Agreement by either party shall be considered fully served and satisfied by this Termination Agreement. Additionally, without waiving any other rights which may arise out of the Agreement, both parties waive any and all other rights associated with the termination and/or notification of termination that were granted under the Agreement.

     2. Upon termination of the Agreement, LICENSEE will have no rights or obligations with respect to the Purified Water Trademarks as granted in the Agreement and will only maintain a non-exclusive right to sell or otherwise dispose of any Risco-related inventory during the period in which LICENSEE is obligated to produce Risco product pursuant to the Trademark License Agreement entered into by LICENSEE and THE COCA-COLA COMPANY on March 11, 2003. LICENSEE will not have any rights over the Risco Trademarks or any other Purified Water Trademark except for the limited right to produce Risco as directed by THE COCA-COLA COMPANY pursuant to the Bottling Agreement entered into between LICENSEE and THE COCA-COLA COMPANY effective July 1, 1999. The period during which LICENSEE will have these limited rights shall not extend beyond December 31, 2005 and all sales concluded during this period shall remain subject to clause four of the Agreement.

     This Termination Agreement shall be governed by and construed in accordance with the laws of the Republic of Mexico.

IN WITNESS THEREOF the parties hereto have entered into this Termination Agreement on the place set hereunder.

For PROPRIETOR:                             For LICENSEE:

Panamerican Beverages, SA de CV             Panamco Bajio, SA de CV



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Signed by:  -------------------             Signed by: -------------------